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EXHIBIT 5.2

SHEARMAN & STERLING LLP
525 Market Street
San Francisco, California 94105

July 23, 2009

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080

Theravance, Inc.

Ladies and Gentlemen:

        We have acted as special counsel to Theravance, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on July 23, 2009, relating to the offering, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of (i) debt securities of the Company (the "Debt Securities"), (ii) shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), and associated preferred stock purchase rights to be issued pursuant to the Amended and Restated Rights Agreement dated as of June 22, 2007, between the Company and The Bank of New York, as Rights Agent, and/or (iii) warrants to purchase Debt Securities (the "Debt Securities Warrants"), Common Stock, or any combination thereof, in each case, as described in the prospectus forming a part of the Registration Statement (the "Prospectus") and as shall be designated by the Company at the time of the applicable offering.

        Certain terms of the Debt Securities and Debt Securities Warrants to be issued by the Company will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (collectively, the "Corporate Actions") in connection with any issuance of Debt Securities or Debt Securities Warrants. The Debt Securities will be issued pursuant to an indenture (the "Indenture") in the form filed as Exhibit 4.1 to the Registration Statement, proposed to be entered into by the Company and the trustee thereunder (the "Trustee"), as amended or supplemented from time to time. The Debt Securities Warrants will be issued pursuant to a warrant agreement (each, a "Warrant Agreement") proposed to be entered into by the Company and the warrant agent thereunder (the "Warrant Agent"). Each Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference, which will be reviewed by us at such time.

        In that connection, we have reviewed originals or copies of the:

  (a)
  The Registration Statement;

  (b)
  The Prospectus;

  (c)
  The form of Indenture;

  (d)
  The certificate of incorporation of the Company, as amended through April 25, 2007, as in effect at the date hereof and at all times since April 25, 2007, as certified by an officer of the Company; and

  (e)
  The bylaws of the Company, as amended through October 22, 2008, as in effect at the date hereof and at all times since October 22, 2008, as certified by an officer of the Company.

        We have also reviewed originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

        In our review of the Indenture and other documents, we have assumed:

  (a)
  The genuineness of all signatures.

  (b)
  The authenticity of the originals of the documents submitted to us.

  (c)
  The conformity to authentic originals of any documents submitted to us as copies.

  (d)
  As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

  (e)
  That the Indenture and the applicable Warrant Agreement will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

  (f)
  That:

  (i)
  The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

  (ii)
  The Company (a) has the corporate power to execute, deliver and perform the Indenture, the Debt Securities, the applicable Warrant Agreement and Debt Securities Warrants and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Indenture, the Debt Securities, the applicable Warrant Agreement and the Debt Securities Warrants.

  (iii)
  The Company will duly execute and deliver the Indenture, the Debt Securities, the applicable Warrant Agreement and Debt Securities Warrants.

  (iv)
  The execution, delivery and performance by the Company of the Indenture, the Debt Securities, the applicable Warrant Agreement and Debt Securities Warrants will not:

  (A)
  contravene its certificate of incorporation or bylaws;

  (B)
  except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

  (C)
  result in any conflict with or breach of any agreement or document binding on it of which the addressee hereof has knowledge, has received notice or has reason to know.

  (v)
  Except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which the addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Indenture, the Debt Securities, the applicable Warrant Agreement or Debt Securities Warrants, or, if any such authorization, approval, consent, action, notice or filing is required, it will be duly obtained, taken, given or made and is in full force and effect.

        We have not independently established the validity of the foregoing assumptions.

        "Generally Applicable Law" means the federal law of the United States of America and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indenture, the Debt Securities, the applicable Warrant Agreement or Debt Securities Warrants or the transactions governed by the

Indenture, the Debt Securities, the applicable Warrant Agreement and Debt Securities Warrants and for purposes of assumption paragraph (f) above the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Company, the Indenture, the Debt Securities, the applicable Warrant Agreement or Debt Securities Warrants or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Indenture or the applicable Warrant Agreement or any of its affiliates.

        Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that, following the completion of all Corporate Actions and the payment to the Company of full consideration for the Debt Securities or Debt Securities Warrants, as applicable, by the purchasers thereof,

  1.
  Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, when the Indenture has been duly executed and delivered by the Company, the Indenture will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

  2.
  When the Indenture and Debt Securities have been duly executed by the Company and the Debt Securities have been authenticated by the Trustee in accordance with the Indenture, the Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

  3.
  When (i) the applicable Warrant Agreement and Debt Securities Warrants, or certificates representing the Debt Securities Warrants, have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement, and (ii) the applicable Warrant Agreement has been filed with the Commission in accordance with applicable rules related thereto, the Debt Securities Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the applicable Warrant Agreement.

        Our opinions expressed above are subject to the following qualifications:

  (a)
  Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers).

  (b)
  Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

  (c)
  Our opinions in paragraph 3 are also subject to additional qualifications which may be relevant to the applicable Warrant Agreement upon our review of such Warrant Agreement as filed with the Commission.

  (d)
  Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

        This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

        This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SHEARMAN & STERLING LLP

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  EXHIBIT 5.2